Associates Automobile Receivables Trust 2000-2

Monthly Servicer's Certificate

Accounting Date:	October 31, 2000
Determination Date:	November 13, 2000
Distribution Date:	November 15, 2000
Monthly Period Ending:	October 31, 2000

This Certificate is delivered pursuant to Section 3.9 of the Sale and Servicing Agreement,dated as of September 1, 2000, among Associates Automobile Receivables Trust, 2000-2 (the "Trust"),Arcadia Receivables Finance Corp., as seller, Arcadia Financial Ltd., in its individual capacity and as Servicer (the "Sale and Servicing Agreement"). Terms used and not otherwise defined herein have the meaning assigned them in the Sale and Servicing Agreement.Arcadia Financial Ltd., as Servicer under the Sale and Servicing Agreement, hereby certifies that the following information is true and correct for the Distribution Date and the Monthly Period set forth above.

I.	Collection Account Summary

Available Funds:
Payments Received	$39,679,690.86
Liquidation Proceeds (excluding Purchase Amounts)	$248,823.08
Current Monthly Advances	326,298.10
Amount of withdrawal, if any, from the Reserve Account	$0.00
Amount of withdrawal, if any, from the Capitalized Interest Account	$2,395,935.18
Monthly Advance Recoveries	(61,630.94)
Purchase Amounts-Warranty and Administrative Receivables	$0.00
Purchase Amounts - Liquidated Receivables	$0.00
Income from investment of funds in Trust Accounts	$1,934,445.04
Total Available Funds	$44,523,561.32

Amounts Payable on Distribution Date:
(i)	Reimbursement of Monthly Advances	$0.00
(ii)	Trustee and other fees	$0.00
(iii)	Basic Servicing Fee	$810,717.46
(iv)	Noteholders' Interest Distributable Amount
Class A-1 Interest Distributable Amount	$459,375.00
Class A-2 Interest Distributable Amount	$3,225,438.61
Class A-3 Interest Distributable Amount	$2,979,771.67
Class A-4 Interest Distributable Amount	$1,136,391.67
Class A-5 Interest Distributable Amount	$1,988,460.83
(v)	Noteholders' Principal Distributable Amount
Payable to Class A-1 Noteholders	$20,432,490.38
Payable to Class A-2 Noteholders	$0.00
Payable to Class A-3 Noteholders	$0.00
Payable to Class A-4 Noteholders	$0.00
Payable to Class A-5 Noteholders	$0.00
(vi)	Premium Amount and any amounts owed and not paid to the Security Insurer under the Insurance Agreement.	$157,500.00

(vii)	Reserve Account deposit	$0.00
(viii)	Additional Principal Distributable Amount
Payable to Class A-1 Noteholders	$13,333,415.71
Payable to Class A-2 Noteholders	$0.00
Payable to Class A-3 Noteholders	$0.00
Payable to Class A-4 Noteholders	$0.00
Payable to Class A-5 Noteholders	$0.00
(ix)	Additional Servicing Fee	$0.00
(x)	Regardless of whether there is an Insurer Default, any amounts due to the Security Insurer and not covered in (vi) above
$0.00
(xi)	Any remaining Available Funds to the Certificate Distribution Account	$0.00
Total Amounts Payable on Distribution Date	$44,523,561.32
Less: Servicing Fee	($810,717.46)
Less: Investment Income	($1,934,445.04)
Net Payment to Trustee	$41,778,398.82

II.	Calculation of Reserve Account Deposit; withdrawal from Reserve Account; Deficiency Claim Amount; Pre-Funding Account Shortfall and Capitalized Interest Account withdrawal

Reserve Account deposit:

Amount of excess, if any, of Available Funds over total amounts payable (or amount of such excess up to the Specified Reserve Balance pursuant to Section 4.6, clauses (i) through (vi)
of the Sale and Servicing Agreement)	$0.00

Reserve Account Withdrawal on any Determination Date:
Amount equal to the excess of the Total Required Payment over the amount of Available Funds with respect to such Determination Date.

Total Required Payment
(i)	Sum of the amounts distributable pursuant to Section 4.6, clauses (i) through (vi) of the Sale and Servicing Agreement.	$31,190,145.61

(ii)	After the occurrence of Event of Default the sum of the amounts distributable pursuant to Section 4.6, clauses (i) through (viii) of the Sale and Servicing Agreement.	$0.00

(iii)	After the occurrence of Event of Default the amount necessary to reduce the Aggregate Note Principal Balance to zero.	$0.00

Total Required Payment	$31,190,145.61

Available Funds	$44,523,561.32

Amount of withdrawal, if any, from the Reserve Account	$0.00

Withdrawal from Capitalized Interest Account:

Amount of withdrawal, if any, from the Capitalized Interest Account	$2,395,935.18

Deficiency Claim Amount:

Amount of excess, if any, of total amounts payable over funds available for withdrawal
from Reserve Amount, the Capitalized Interest Account and Available Funds	$0.00

Pre-Funding Account Shortfall:

Amount of excess, if any, on the Distribution Date on or immediately following the end of the Funding Period, of (a) the sum of the Class A-1 Prepayment Amount, the Class A-2
Prepayment Amount, the Class A-3 Prepayment Amount, the Class A-4 Prepayment Amount,
and the Class A-5 Prepayment Amount over (b) the amount on deposit in the Pre-Funding Account	$0.00

(In the event a Deficiency Claim Amount or Pre-Funding Account Shortfall exists, the Trustee shall deliver a Deficiency Notice to the Collateral Agent, the Security Insurer, the Fiscal Agent, if any, the Owner Trustee and the Servicer specifying the Deficiency Claim Amount or the Pre-Funding Account Shortfall.)

III.	Collected Funds

Payments Received:
Supplemental Servicing Fees	$0.00
Amount allocable to interest	18,775,965.02
Amount allocable to principal	20,903,725.84
Amount allocable to Insurance Add-On Amounts	$0.00
Amount allocable to Outstanding Monthly Advances (reimbursed to the Servicer prior to deposit in the Collection Account)	$0.00

Total Payments Received	$39,679,690.86

Liquidation Proceeds:
Gross amount realized with respect to Liquidated Receivables	248,874.64

Less: (i) reasonable expenses incurred by Servicer
in connection with the collection of such Liquidated
Receivables and the repossession and disposition
of the related Financed Vehicles and (ii) amounts
required to be refunded to Obligors on such Liquidated Receivables	(51.56)

Net Liquidation Proceeds	$248,823.08

Allocation of Liquidation Proceeds:
Supplemental Servicing Fees	$0.00
Amount allocable to interest	$0.00
Amount allocable to principal	$0.00
Amount allocable to Insurance Add-On Amounts	$0.00

Amount allocable to Outstanding Monthly Advances (reimbursed to theServicer prior to deposit in the Collection Account)	$0.00	$0.00

Total Collected Funds	$39,928,513.94

IV.	Purchase Amounts Deposited in Collection Account

Purchase Amounts - Warranty Receivables
Amount allocable to interest	$0.00
Amount allocable to principal	$0.00
Amount allocable to Outstanding Monthly Advances (reimbursed to theServicer prior to deposit in the Collection Account)	$0.00	$0.00

Purchase Amounts - Administrative Receivables
Amount allocable to interest	$0.00
Amount allocable to principal	$0.00
Amount allocable to Outstanding Monthly Advances (reimbursed to the Servicer prior to deposit in the Collection Account)
$0.00	$0.00

Total Purchase Amounts	$0.00

V.	Reimbursement of Outstanding Monthly Advances

Outstanding Monthly Advances	$0.00

Outstanding Monthly Advances reimbursed to the Servicer prior to deposit in the Collection Account from:

Payments received from Obligors	($61,630.94)
Liquidation Proceeds	$0.00
Purchase Amounts - Warranty Receivables	$0.00
Purchase Amounts - Administrative Receivables	$0.00

Outstanding Monthly Advances to be netted against Monthly
Advances for the current Monthly Period	($61,630.94)

Outstanding Monthly Advances to be reimbursed out of
Available Funds on the Distribution Date	($61,630.94)

Remaining Outstanding Monthly Advances	($61,630.94)

Monthly Advances - current Monthly Period	$326,298.10

Outstanding Monthly Advances - immediately following the Distribution Date	$264,667.16

VI.	Calculation of Interest and Principal Payments

A. Calculation of principal reductions

Payments received allocable to principal	$20,903,725.84
Aggregate of Principal Balances as of the Accounting Date of all Receivables that became Liquidated Receivables during the Monthly Period

$491,552.04
Purchase Amounts - Warranty Receivables allocable to principal	$0.00
Purchase Amounts - Administrative Receivables allocable to principal	$0.00
Amounts withdrawn from the Pre-Funding Account	$0.00
Cram Down Losses	$0.00

Total principal reductions	$21,395,277.88

B. Calculation of Class A-1 Interest Distributable Amount

Class A-1 Monthly Interest Distributable Amount:

Outstanding principal balance of the Class A-1 Notes (as of the immediately preceding Distribution Date after distributions
of principal to Class A-1 Noteholders on such Distribution Date)	$50,000,000.00

Multiplied by the Class A-1 Interest Rate	6.615%

Multiplied by actual days in the period or in the case of the first Distribution Date, by 50/360	0.13888889	$459,375.00

Plus any unpaid Class A-1 Interest Carryover Shortfall	$0.00

Class A-1 Interest Distributable Amount	$459,375.00

C. Calculation of Class A-2 Interest Distributable Amount

Class A-2 Monthly Interest Distributable Amount:

Outstanding principal balance of the Class A-2 Notes (as of the immediately preceding Distribution Date after distributions
of principal to Class A-2 Noteholders on such Distribution Date)	$349,000,000.00

Multiplied by the Class A-2 Interest Rate	6.790%

Multiplied by 1/12 or in the case of the first Distribution Date, by 49/360	0.13611111	$3,225,438.61

Plus any unpaid Class A-2 Interest Carryover Shortfall	$0.00

Class A-2 Interest Distributable Amount	$3,225,438.61

D. Calculation of Class A-3 Interest Distributable Amount

Class A-3 Monthly Interest Distributable Amount:

Outstanding principal balance of the Class A-3 Notes (as of the immediately preceding Distribution Date after distributions
of principal to Class A-3 Noteholders on such Distribution Date)	$321,000,000.00

Multiplied by the Class A-3 Interest Rate	6.820%

Multiplied by 1/12 or in the case of the first Distribution Date, by 49/360	0.13611111	$2,979,771.67

Plus any unpaid Class A-3 Interest Carryover Shortfall	$0.00

Class A-3 Interest Distributable Amount	$2,979,771.67

E. Calculation of Class A-4 Interest Distributable Amount

Class A-4 Monthly Interest Distributable Amount:

Outstanding principal balance of the Class A-4 Notes (as of the immediately preceding Distribution Date after distributions
of principal to Class A-4 Noteholders on such Distribution Date)	$121,000,000.00

Multiplied by the Class A-4 Interest Rate	6.900%

Multiplied by 1/12 or in the case of the first Distribution Date, by 49/360	0.13611111	$1,136,391.67

Plus any unpaid Class A-4 Interest Carryover Shortfall	$0.00

Class A-4 Interest Distributable Amount	$1,136,391.67

F. Calculation of Class A-5 Interest Distributable Amount

Class A-5 Monthly Interest Distributable Amount:

Outstanding principal balance of the Class A-5 Notes (as of the immediately preceding Distribution Date after distributions
of principal to Class A-5 Noteholders on such Distribution Date)	$209,000,000.00

Multiplied by the Class A-5 Interest Rate	6.990%

Multiplied by 1/12 or in the case of the first Distribution Date, by 49/360	0.13611111	$1,988,460.83

Plus any unpaid Class A-5 Interest Carryover Shortfall	$0.00

Class A-5 Interest Distributable Amount	$1,988,460.83

G. Calculation of Noteholders' Interest Distributable Amount

Class A-1 Interest Distributable Amount	$459,375.00
Class A-2 Interest Distributable Amount	$3,225,438.61
Class A-3 Interest Distributable Amount	$2,979,771.67
Class A-4 Interest Distributable Amount	$1,136,391.67
Class A-5 Interest Distributable Amount	$1,988,460.83

Noteholders' Interest Distributable Amount	$9,789,437.78

H. Calculation of Noteholder's Monthly Principal Distributable Amount:

The sum of (i) the amount necessary to reduce the Aggregate Note Principal balance minus the
Pre-Funded Amount to 95.50% of the Pool Balance and (ii) on any Final Scheduled Distribution Date
the excess outstanding principal balance of any Class

Aggregate Note Principal Balance	$1,050,000,000.00
Pre-Funded Amount	$306,734,234.40
Aggregate Note Principal Balance minus Pre-Funded Amount	$743,265,765.60

95.50% of the Pool Balance	$722,833,275.22

Excess outstanding principal balance of any Class on any Final Scheduled Distribution Date	$0.00

Noteholders' Principal Distributable Amount	$20,432,490.38

J. Calculation of Additional Principal Distributable Amount
The excess of the Required Overcollateralization Amount over the Overcollateralization Amount

Required Overcollateralization Amount

If no Level I Trigger Event or Level II Trigger Event exist, the least of
(i)	Aggregate Note Principal Balance, and
(ii)	The greater of
(a)	9.00% of the Pool Balance and
(b)	Minimum Overcollateralization Amount (generally 1.50% of the Original Pool Balance)	$68,120,413.37

If a Level I Trigger Event exists, but no Level II Trigger Event exists, the greater of
(i)	14.0% of the Pool Balance and
(ii)	2.5% of the Original Pool Balance	$0.00

If a Level II Trigger Event exists, 100% of the Pool Balance	$0.00

Required Overcollateralization Amount	$68,120,413.37

Overcollateralization Amount
The Excess of the Pool Balance over the Aggregate Note Principal Balance minus the Noteholder's
Principal Distributable Amount minus the Pre-Funded Amount	34,060,206.69

Remaining Available Funds	$13,333,415.71

Additional Principal Distributable Amount	$13,333,415.71

VII.	Pre-Funding Account

A. Withdrawals from Pre-Funding Account:

Amount on deposit in the Pre-Funding Account as of the preceding
Distribution Date or, in the case of the first Disrtibution Date,
as of the Closing Date	$306,734,234.40

Less: withdrawals from the Pre-Funding Account in respect of transfers of
Subsequent Receivables to the Trust occurring on a Subsequent Transfer Date
(an amount equal to the product of (a) 95.50% and (b) the principal balance
of the Subsequent Receivables)	$0.00

Less: any amounts remaining on deposit in the Pre-Funding Account in the case of the January 2001
Distribution Date or in the case the amount on deposit in the Pre-Funding Account has been
Pre-Funding Account has been reduced to $100,000 or less as of the Distribution Date (see B below)	$0.00

Amount remaining on deposit in the Pre-Funding Account after
Distribution Date	$306,734,234.40

B. Distributions to Noteholders and Certificateholders from certain withdrawals from the Pre-Funding Account:

Amount withdrawn from the Pre-Funding Account as a result of the Pre-Funded Amount not being reduced to zero on the Distribution Date on or immediately preceding the end of the
Funding Period (January 2001 Distribution Date) or the Pre-Funded Amount being reduced
to $100,000 or less on any Distribution Date	$0.00

Class A-1 Prepayment Amount	$0.00
Class A-2 Prepayment Amount	$0.00
Class A-3 Prepayment Amount	$0.00
Class A-4 Prepayment Amount	$0.00
Class A-5 Prepayment Amount	$0.00

Total Prepayment Amount	$0.00

C. Prepayment Premiums:

Class A-1 Prepayment Premium	$0.00
Class A-2 Prepayment Premium	$0.00
Class A-3 Prepayment Premium	$0.00
Class A-4 Prepayment Premium	$0.00
Class A-5 Prepayment Premium	$0.00

VIII.	Reserve Account

Amount on deposit in the Reserve Account as of the preceding Distribution Date	$3,891,443.80
or, in the case of the first Distribution Date, as of the Closing Date

Plus the excess, if any, of the Specified Reserve Balance over amount on deposit in the
Reserve Account and amounts payable in Section 4.6 (vii) of the Sale and Servicing Agreement
(which excess is to be deposited by the Indenture Trustee in the Reserve Account from amounts
withdrawn from the Pre-Funding Account in respect of transfers of Subsequent Receivables)	$0.00

Less: the excess, if any, of the amount on deposit in the Reserve Account
over the Specified Reserve Balance	$0.00

Less: withdrawals from the Reserve Account to cover the excess, if any,
of Total Required Payment over Available Funds (see IV above)	$0.00

Amount remaining on deposit in the Reserve Account after the Distribution Date	$3,891,443.80

IX.	Calculation of Servicing Fees

Aggregate Principal Balance as of the first day of the Monthly Period	$778,288,759.79
Multiplied by Basic Servicing Fee Rate	1.25%
Multiplied by Months per year	0.104167%

Basic Servicing Fee	$810,717.46

Less: Backup Servicer Fees (annual rate of 1 bp)	$0.00

Supplemental Servicing Fees	$0.00

Total of Basic Servicing Fees and Supplemental Servicing Fees	$810,717.46

X.	Information for Preparation of Statements to Noteholders

a.	Aggregate principal balance of the Notes as of first day of Monthly Period
Class A-1 Notes	$50,000,000.00
Class A-2 Notes	$349,000,000.00
Class A-3 Notes	$321,000,000.00
Class A-4 Notes	$121,000,000.00
Class A-5 Notes	$209,000,000.00

b.	Amount distributed to Noteholders allocable to principal
Class A-1 Notes	$33,765,906.08
Class A-2 Notes	$0.00
Class A-3 Notes	$0.00
Class A-4 Notes	$0.00
Class A-5 Notes	$0.00

c.	Aggregate principal balance of the Notes (after giving effect to distributions on the Distribution Date)
Class A-1 Notes	$16,234,093.92
Class A-2 Notes	$349,000,000.00
Class A-3 Notes	$321,000,000.00
Class A-4 Notes	$121,000,000.00
Class A-5 Notes	$209,000,000.00

d.	Interest distributed to Noteholders
Class A-1 Notes	$459,375.00
Class A-2 Notes	$3,225,438.61
Class A-3 Notes	$2,979,771.67
Class A-4 Notes	$1,136,391.67
Class A-5 Notes	$1,988,460.83

f.	1. Class A-1 Interest Carryover Shortfall, if any (and change in amount from preceding statement)	$0.00
2. Class A-2 Interest Carryover Shortfall, if any (and change in amount from preceding statement)	$0.00
3. Class A-3 Interest Carryover Shortfall, if any (and change in amount from preceding statement)	$0.00
4. Class A-4 Interest Carryover Shortfall, if any (and change in amount from preceding statement)	$0.00
5. Class A-5 Interest Carryover Shortfall, if any (and change in amount from preceding statement)	$0.00

g.	Amount distributed payable out of amounts withdrawn from or pursuant to:
1. Reserve Account	$0.00
2. Capitalized Interest Account	$2,395,935.18
3. Claim on the Note Policy	$0.00

h.	Remaining Pre-Funded Amount	$306,734,234.40

i.	Remaining Reserve Amount	$3,891,443.80

k.	Prepayment amounts
Class A-1 Prepayment Amount	$0.00
Class A-2 Prepayment Amount	$0.00
Class A-3 Prepayment Amount	$0.00
Class A-4 Prepayment Amount	$0.00
Class A-5 Prepayment Amount	$0.00

l.	Prepayment Premiums
Class A-1 Prepayment Premium	$0.00
Class A-2 Prepayment Premium	$0.00
Class A-3 Prepayment Premium	$0.00
Class A-4 Prepayment Premium	$0.00
Class A-5 Prepayment Premium	$0.00

m.	Total of Basic Servicing Fee, Supplemental Servicing Fees and other fees, if any,
paid by the Trustee on behalf of the Trust	$810,717.46

n.	Note Pool Factors (after giving effect to distributions on the
Distribution Date)
Class A-1 Notes	0.32468188
Class A-2 Notes	1.00000000
Class A-3 Notes	1.00000000
Class A-4 Notes	1.00000000
Class A-5 Notes	1.00000000

XI.	Pool Balance and Aggregate Principal Balance

Original Pool Balance at beginning of Monthly Period	778,288,759.79
Subsequent Receivables	$0.00
Original Pool Balance at end of Monthly Period	$778,288,759.79

Aggregate Pool Balance as of preceding Accounting Date	778,288,759.79
Aggregate Pool Balance as of current Accounting Date	756,893,481.91

Monthly Period Liquidated Receivables	Monthly Period Adminsitrative Receivables

Loan #	Amount	Loan #	Amount
see attached listing	491,552.04	see attached listing	-
$0.00	$0.00
$0.00	$0.00
$0.00	$0.00
$491,552.04	$0.00

XII.	Thirty Day Delinquency Ratio

Sum of Principal Balances (as of the Accounting Date)
of all Receivables delinquent more than 30 days with
respect to all or any portion of a Scheduled Payment
as of the Accounting Date	14,826,114.09

Aggregate Principal Balance as of the Accounting Date	756,893,481.91

Thirty Day Delinquency Ratio	1.95881117%

Associates Automobile Receivables Trust 2000-2

Performance Information

For the Monthly Period Ending	October 31, 2000

I.	Original Principal Balance of the Securitization	$778,288,759.79

Age of Pool (in months)	1

II.	Thirty Day Delinquency Ratio

Sum of Principal Balances (as of the Accounting Date)
of all Receivables delinquent more than 30 days with
respect to all or any portion of a Scheduled Payment
as of the Accounting Date	14,826,114.09

Aggregate Principal Balance as of the Accounting Date	756,893,481.91

Thirty Day Delinquency Ratio	1.95881117%

III.	Average Thirty Day Delinquency Ratio

Thirty Day Delinquency ratio - current Determination Date	1.95881117%

Thirty Day Delinquency ratio - preceding Determination Date	0.00000000%

Thirty Day Delinquency ratio - second preceding Determination Date	0.00000000%

Average Thirty Day Delinquency Ratio	0.65293706%

IV.	Cumulative Net Loss Ratio

Cumulative balance of losses as of the preceding Accounting Date	$0.00

Add:	Sum of Principal Balances (as of the Accounting Date)
of Receivables that became Liquidated Receivables
during the Monthly Period or that became Purchased
Receivables during Monthly Period (if delinquent more
than 30 days with respect to any portion of a Scheduled
Payment at time of purchase)	$491,552.04

Liquidation Proceeds received by the Trust	($248,823.08)

Cumulative balance of losses as of the current Accounting Date	$242,728.96

V.	Cumulative Net Loss Rate as a % of Original Principal Balance

Cumulative Net Loss Rate - current Determination Date	0.0311875%

Cumulative Net Loss Rate - preceding Determination Date	0.0000000%

Cumulative Net Loss Rate - second preceding Determination Date	0.0000000%

VI.	Annualized Net Loss Ratio

Add:	Aggregate of Principal Balances as of the Accounting Date
(plus accrued and unpaid interest theron to the end of the
Monthly Period) of all Receivables that became Liquidated
Receivables or that became Purchased Receivables
and that were delinquent more than 30 days with
respect to any portion of a Scheduled Payment as of the
Accounting Date	$491,552.04

Liquidation Proceeds received by the Trust	($248,823.08)

Net Losses as of the current Accounting Date	$242,728.96

VII.	Annualized Net Loss Ratio as a % of Original Principal Balance

Annualized Net Loss Ratio - current Determination Date	0.3742502%

Annualized Net Loss Ratio - preceding Determination Date	0.0000000%

Annualized Net Loss Ratio - second preceding Determination Date	0.0000000%

Average Annualized Net Loss Ratio:	0.1247501%

VIII.	Other Information Provided to MBIA

Credit Enhancement Fee information:

Aggregate Note Principal Balance as of the previous Distribution Date	$1,050,000,000.00
Multiplied by: Credit Enhancement Fee (18 bp's) * (30/360)	0.0150%
Amount due	$157,500.00

IX.	Reserve Account Information	$	%

Beginning Balance	$3,891,443.80	0.51413361%

Deposit to the Reserve Account	$0.00	0.00000000%
Reserve Account Additional Deposit	$0.00	0.00000000%
Withdrawal from the Reserve Account	$0.00	0.00000000%
Disbursements of Excess	($23,686.17)	-0.00312939%
Interest earnings on Reserve Account	$23,686.17	0.00312939%

Ending Balance	$3,891,443.80	0.51413361%

Specified Balance pursuant to Section 3.03 of the
Reserve Account Agreement among Arcadia Financial Ltd.,
Arcadia Receivables Finance Corp., MBIA
and Bank One, National Association	$3,891,443.80	0.00000000%

X.	Trigger Events

Current Amount	Level I Trigger Level	Level II Trigger Level	Level I Trigger Event?	Level II Trigger Event?
Average Thirty Day Delinquency Ratio	1.95881117%	7.00%	8.00%	No	No
Cumulative Net Loss Ratio	0.0311875%	0.50%	0.70%	No	No
Average Annualized Net Loss Ratio	0.12475008%	7.75%	9.20%	No	No

XI.	Insurance Agreement Events of Default

To the knowledge of the Servicer, an Insurance Agreement
Event of Default has occurred	Yes________	No____X____